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                                                                    EXHIBIT 10.3

                          NOUVEAU INTERNATIONAL, INC.

                           MANAGEMENT INCENTIVE PLAN

     The Nouveau International, Inc. Management Incentive Plan (the "Plan") exists as an incentive pool to encourage creativity and performance from key employees to increase the profitability of the Company. The Plan is intended to enhance key employees' earnings in conjunction with the success of Nouveau as a corporation. The Plan is set up as follows:

     A bonus pool is set at five percent (5%) of the Company's pretax profits. These funds will be distributed, subject to Board of Directors approval, on an annual basis within sixty days of the end of the Company's fiscal year.

     The amount to be allocated to key employees is limited to the amount necessary to bring key employees to a predetermined target salary outlined below. Once these levels are attained no further bonus monies will be paid. The distribution to key employees will occur as follows:

                       NAME                          BASE       INCREASE     RATE     BASE + BONUS
    -------------------------------------------    --------     --------     ----     ------------
    Gary W. Black, Sr..........................    $150,000     $150,000       50%      $300,000
    Robert J. Brock, Sr........................    $ 80,000     $ 80,000       25%      $160,000
    Gary W. Black, Jr..........................    $ 72,000     $ 72,000     12.5%      $144,000
    Brett A. Black.............................    $ 60,000     $ 60,000     12.5%      $120,000
                                                   --------     --------     ----     ------------
      Total....................................    $362,000     $362,000      100%      $724,000

     The determination as to whether a bonus pursuant to the Plan will be paid will be decided by the Company's Board of Directors who may in their sole judgment choose not to have a bonus paid in any year. However the Board of Directors may not determine to award a partial bonus to only certain key employees.